                                                                EXHIBIT 10.8


                     REIMBURSEMENT AGREEMENT


                             between


                       KELLWOOD COMPANY,
                         as the Company,


                    BANK OF AMERICA ILLINOIS,
                        as Issuing Bank,


             THE BANKING INSTITUTIONS PARTY HERETO,
                          as the Banks,


                               and


                  BANK OF AMERICA N.T. & S.A.,
                          as the Agent


                              dated


                        December 30, 1994

                     REIMBURSEMENT AGREEMENT

     THIS AGREEMENT is made as of December 30, 1994 between KELLWOOD COMPANY, a Delaware corporation (the "Company") the undersigned banking institutions which are designated on the signature pages as "Banks" (in such capacity, herein collectively called the "Banks" and individually called a "Bank"), BANK OF AMERICA ILLINOIS, an Illinois banking corporation, as letter of credit issuing bank (hereinafter, together with any successor thereto in such capacity, called the "Issuing Bank") and BANK OF AMERICA N.T. & S.A. ("BofA"), as Agent for the Banks (hereinafter, in such capacity, together with any successors thereto in such capacity, called the "Agent").

                      W I T N E S S E T H:

     WHEREAS, the Company is desirous that the Issuing Bank issue from time to time irrevocable Letters of Credit, as defined below, in all cases for the account of the Company, whether for its use or for the use of its Designated Affiliates, as defined below, as applicant;

     WHEREAS, the Issuing Bank is willing to issue Letters of Credit on the terms and conditions set forth herein and on the further condition that the representations, warranties, covenants, and events of default contained in that certain U.S. $70,000,000 Long-Term Credit Agreement, dated as of June 24, 1994, among the Company, certain commercial lending institutions and The Bank of Nova Scotia, as Agent (as amended, modified or supplemented from time to time the "Credit Agreement") be incorporated by reference herein;

     WHEREAS, each Bank desires to purchase from the Issuing Bank an undivided ownership participation in the Letters of Credit issued by the Issuing Bank pursuant to this Agreement and in and to the Issuing Bank's obligations hereunder and thereunder and an undivided ownership interest in the Company's Reimbursement Obligations hereunder; and

     WHEREAS, the Issuing Bank is willing to sell such participations to the Banks on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS; FINANCIAL TERMS

     1.1  Definitions.  In addition to the terms defined elsewhere
          -----------
in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" and "Affiliates" mean, when used with respect to
      ---------       ----------
any Person, respectively, (a) any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such first person, and (b) all such Persons. As used herein, "control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

     "Agency Fee Letter" is defined in Section 3.1.
      -----------------                -----------

     "Agent" has the meaning assigned to that term in the preamble.
      -----                                               --------

     "Agent-Related Persons" means BofA in its capacity as Agent
      ---------------------
and any successor agent arising under Section 12.9, together with
                                      ------------
their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Agreement" means this Agreement, as the same may at any time
      ---------
be amended or modified and in effect.

     "Application" means an Application for Irrevocable Documentary
      -----------
Credit (Commercial), attached hereto as Exhibit A.

     "Banks" and "Bank" are defined in the preamble.
      -----       ----                     --------

     "Bank's Interest" is defined in Section 4.
      ---------------                ---------

     "Base Rate" means, for any day, the higher of: (a) 0.50% per
      ---------
annum plus the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

     "Beneficiary" means the beneficiary named in a Letter of
      -----------
Credit.

     "BofA" is defined in the preamble.
      ----                    --------

     "Business Day" means any day other than a Saturday, Sunday or
      ------------
other day on which commercial banks in New York, New York, Chicago, Illinois or San Francisco, California are authorized or required to close.

     "Cash Collateral" means cash deposited in a non-interest
      ---------------
bearing account by the Company with the Agent.

     "Continuing L/C Agreement" means the Continuing Documentary
      ------------------------
Letter of Credit Agreement (Electronic Access-Confirm L/C Express) attached hereto as Exhibit B and the related Master Confirm Agreement and Software Sublicense Agreement, pursuant to which the Company or its Designated Affiliates will give Issuance Requests to the Issuing Bank.

     "Credit Agreement" is defined in the second recital.
      ----------------                    --------------

     "Company" is defined in the preamble hereto.
      -------                    --------

     "Designated Affiliate" means an Affiliate listed in Exhibit E
      --------------------
attached hereto, authorized by the Company to give Issuance
Requests to the Issuing Bank in connection with Letters of Credit issued for such Affiliate, as applicant, and for the account of the Company, as account party.

     "Effective Date" means that date that all of the conditions in
      --------------
Section 10.1 are satisfied.
- ------------

     "Eligible Assignee"  means (i) a commercial bank organized
      -----------------
under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000;
(ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD") or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; or (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

     "Event of Default" means any of the events described in
      ----------------
Section 11.1.
- ------------

     "Existing Credit Agreement" is defined in Section 8.
      -------------------------                ---------

     "Expiration Date" means December 28, 1995.
      ---------------

     "Facility Fee" is defined in Section 3.1.
      ------------                -----------

     "Federal Funds Rate" means, for any day, the rate set forth in
      ------------------
the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     "Fee Letter" is defined in Section 2.3.
      ----------                -----------

     "Indemnified Parties" is defined in Section 13.6.
      -------------------                ------------

     "Indemnified Liabilities" is defined in Section 13.6.
      -----------------------                ------------

     "Issuance Date" is defined in Section 2.1(b).
      -------------                --------------

     "Issuance Request" means a request, given in accordance with
      ----------------
the terms of this Agreement and the Continuing L/C Agreement, to issue, amend, modify, extend or renew a Letter of Credit, including, without limitation, any instructions as to the disposition of documents and any unutilized funds, waiver of discrepancies or instructions otherwise relating to a Letter of Credit.

     "Issuing Bank" is defined in the preamble.
      ------------                    --------

     "L/C Documents" means this Agreement, any Application, the
      -------------
Continuing L/C Agreement, any Letter of Credit, any Issuance
Request and all other documents delivered to the Agent, the Issuing Bank or any Bank in connection herewith.

     "Letter of Credit" means any letter of credit issued by the
      ----------------
Issuing Bank pursuant to clause (a) of Section 2.1, including,
                                       -----------
without limitation, any letter of credit issued by the Issuing Bank for a Designated Affiliate, as applicant.

     "Letter of Credit Availability" means, at any time, an amount
      -----------------------------
equal to the excess of (i)  $100,000,000 over (ii) the then Letters
of Credit Outstanding.                   ----

     "Letter of Credit Commitment" means, at the time any
      ---------------------------
determination thereof is to be made, the amount of the Banks' aggregate commitment under this Agreement to make credit available to the Company by means of outstanding Letters of Credit in an aggregate amount not to exceed $100,000,000.

     "Letters of Credit Outstanding" means, at any time, an amount
      -----------------------------
equal to the sum of

          (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus
     ----

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "Majority Banks" means, at the time any determination thereof
      --------------
is to be made and for any specific purpose, any combination of Banks having Participation Commitments which at such time aggregate more than 66 2/3 percent of the Letter of Credit Commitment at such time.

     "Maturity Date" means (a) June 28, 1996 for any Letter of
      -------------
Credit with a Stated Expiry Date of 180 days or less after the Issuance Date or (b) December 29, 1996 for any Letter of Credit (issued in accordance with the proviso to Section 2.1(b)) with a Stated Expiry Date no later than one year (but no less than 181 days) from the Issuance Date.

     "Obligations" means all obligations of the Company to the
      -----------
Agent, the Issuing Bank or any Bank under or in connection with this Agreement, and with respect to Designated Affiliates and the Company, the other L/C Documents, or any other documents executed pursuant hereto, including, without limitation, the Reimbursement Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due.

     "Participation Commitment" means, when used with reference to
      ------------------------
any Bank at the time any determination thereof is to be made, the amount of such Bank's commitment hereunder to purchase a risk participation in an outstanding Letter of Credit, which, subject to
Section 13.9, shall be the amount set opposite the name of such Bank's signature below.

     "Payment Demand" means any demand for payment including,
      --------------
without limitation, any draft and other documents required by the terms of and presented by a Beneficiary under a Letter of Credit.

     "Person" and "Persons" mean, respectively, (a) an individual
      ------       -------
or a corporation, partnership, trust (including a business trust), incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and (b) any two or more of any of the foregoing, collectively.

     "Pro Rata Share" means, on any date, when used with reference
      --------------
to any Bank and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be such Bank's Participation Commitment on such date and the denominator of which shall be the Letter of Credit Commitment on such date.

     "Reimbursement Account" is defined in Section 2.4.
      ---------------------                -----------

     "Reimbursement Obligation" is defined in Section 2.4.
      ------------------------                -----------

     "Relevant Taxes" means all taxes other than taxes on the net
      --------------
income of the Issuing Bank or any Bank pursuant to the income tax laws of the jurisdiction where the Issuing Bank's or such Bank's principal office is located.

     "Replacement Issuing Bank" is defined in Section 6.
      ------------------------                ---------

     "Responsible Officer" means the Chief Executive Officer, the
      -------------------
Vice Chairman, President, Vice President-Controller, Vice
President-Treasurer or General Counsel of the Company.

     "Stated Amount" of each Letter of Credit means the "Stated
      -------------
Amount" as defined therein.

     "Stated Expiry Date" is defined in Section 2.1.
      ------------------                -----------

     "Subsidiary" means with respect to any Person, a corporation
      ----------
or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) are owned directly or indirectly at the time in question by such Person or another subsidiary of such Person or any combination of the foregoing.

     "UCP" is defined in Section 2.7.
      ---                -----------

     "Unmatured Event of Default" means any event or condition
      --------------------------
which with the lapse of time or giving of notice to the Company, or both, would constitute an Event of Default.

     1.2  Financial Terms.  Unless otherwise defined or the context
          ---------------
otherwise requires, all financial and accounting terms shall be defined in accordance with generally accepted accounting principles.

SECTION 2.  LETTERS OF CREDIT

     2.1  Issuance Requests.  Subject to the terms of this
          -----------------
Agreement, all Issuance Requests shall be made, and the Letters of Credit shall be issued, in accordance with the terms of the Continuing L/C Agreement. The Company, or any Designated
Affiliate, as applicable, by delivering to the Issuing Bank an

Issuance Request on or before 3 p.m., Chicago time, may request from time to time prior to the Expiration Date, that the Issuing Bank issue irrevocable documentary letters of credit in such form as may be requested by the Company and approved by the Issuing Bank in support of financial obligations of the Company incurred in the Company's or its Designated Affiliate's ordinary course of their import business and which are described in such Issuance Request. The Issuing Bank shall issue its Letter of Credit on the date of receipt of such Issuance Request. The Issuing Bank, upon receipt by the Issuing Bank of Issuance Requests made by Company after 3 p.m., Chicago time, shall use its best efforts to issue its Letter of Credit on that date, but may otherwise issue the Letter of Credit on the next succeeding Business Day. The Issuing Bank shall notify the Agent of the Stated Amount and material terms of each Letter of Credit prior to issuance of any Letter of Credit. Each Letter of Credit requested shall by its terms:

          (a)  be issued in a Stated Amount which

               (i)  is at least $2,500;

               (ii) does not exceed (or would not exceed) the then Letter of Credit Availability; and

          (b)  be stated to expire on a date (its "Stated Expiry
                                                   -------------
     Date") no later than the earlier of 180 days from its date of
     ----
     issuance (the "Issuance Date") and the Maturity Date;
                    -------------
     provided, however, that the Stated Expiry Date of Letters of Credit issued by the Issuing Bank in an aggregate amount not to exceed $30,000,000 may be a date no later than the earlier of one year from the Issuance Date and the Maturity Date; and

          (c)  on or prior to its Stated Expiry Date

               (i) terminate immediately upon notice to the Issuing Bank from the Beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full, or

               (ii) reduce in part immediately and to the extent the Beneficiary thereunder has notified the Issuing Bank that the obligations covered thereby have been paid or otherwise satisfied in part.

So long as no Event of Default or Unmatured Event of Default has occurred and is continuing and prior to the Expiration Date, the Company may request the Issuing Bank, in accordance with the terms of the Continuing L/C Agreement, to extend the Stated Expiry Date of a Letter of Credit for an additional period not to exceed the earlier of 180 days (or 1 year in the case of Letters of Credit issued in accordance with the proviso to Section 2.1(b)) from its date of extension and the Maturity Date.

     2.2  Issuances and Extensions.  On the terms and subject to
          ------------------------
the conditions of this Agreement and the Continuing L/C Agreement, the Issuing Bank shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. The Issuing Bank will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the Beneficiary thereof and will notify the Beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof. On the last Business Day of each calendar month, the Agent will provide a summary to the Banks of (i) the Letters of Credit Outstanding, (ii) the number of Letters of Credit issued and outstanding, and (iii) any other information reasonably requested by a Bank.

     2.3  Expenses.  The Company agrees to pay to the Issuing Bank
          --------
for its own account all administrative expenses of the Issuing Bank in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit issued by the Issuing Bank upon demand from time to time in accordance with the fee schedule set forth in that letter agreement between the Company and the Issuing Bank dated December 30, 1994 (the "Fee Letter").
                                               ----------

     2.4  Letter of Credit Drawings.  The Company hereby authorizes
          -------------------------
the Issuing Bank to honor and pay Payment Demands conforming with the terms of each Letter of Credit and under, or purporting to be under, a Letter of Credit. The Company agrees to reimburse the Issuing Bank (and any Bank which has funded its Pro Rata Share) for any payment made by the Issuing Bank under the Letters of Credit (including Letters of Credit issued for any Designated Affiliate as applicant) pursuant to any such Payment Demand on the later of either two (2) Business Days after such payment or upon demand for reimbursement. All payments shall include interest on the amount so paid by the Issuing Bank from and including the date paid by the Issuing Bank to but not including the date the Issuing Bank is reimbursed therefor by the Company, at the Base Rate in effect from time to time plus two percent (2%); provided, however, that if any
                                    --------  -------
payment shall be reimbursed to the Issuing Bank on the same date payment is made by the Issuing Bank, no interest shall be payable on the amount so paid. Such reimbursement to the Issuing Bank shall be made by a transfer of immediately available funds into an account maintained at the Issuing Bank (the "Reimbursement
                                             -------------
Account") or in such other account at the Issuing Bank as
- -------
designated by the Issuing Bank to the Company in writing. The Company's obligations under this Section 2.4 shall be referred to as the "Reimbursement Obligation."
        ------------------------

     2.5  Unconditional Reimbursement Obligations.  Except as
          ---------------------------------------
otherwise expressly provided herein, the payment by the Company of the Reimbursement Obligation under this Agreement shall be absolute, unconditional, and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, notwithstanding the following circumstances:

          (a) any lack of validity or enforceability of the Letters of Credit, this Agreement, or any other instrument, document, or agreement issued or entered into in connection therewith;

          (b) the existence of any claim, set off, defense or other right of the Company against the Issuing Bank, the Agent, any Bank or any other person or entity, whether in connection with this Agreement or otherwise;

          (c) any statement, certification, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever provided each Payment Demand examined by the Issuing Bank appears on it face to be in compliance with the terms of the applicable Letter of Credit;

          (d) any amendment or waiver by the Company of or any consent by the Company or any waiver or consent by any Designated Affiliate to any discrepancy from the terms and conditions of any Letter of Credit; or

          (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing.

     2.6  Correspondence at Company's Risk.  Notwithstanding
          --------------------------------
Section 13.4, all directions and correspondence relating to the
- ------------
Letters of Credit are to be sent at the Company's risk and the Issuing Bank does not assume any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by mail, courier, telegraph or cable, provided that the Company shall not
                             --------
bear the risk of any such inaccuracy, interruption, error, or delay which occurs while any such correspondence is under the direct control of the Issuing Bank.

     2.7  Law Governing the Letters of Credit.  The Letters of
          -----------------------------------
Credit shall be governed by the laws of the State of Illinois, including, but not limited to, the Illinois Uniform Commercial Code, as the same may be amended from time to time, and by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended or replaced from time to time by subsequent Congresses of the International Chamber of Commerce (the

"UCP").  In the event of any conflict between the Illinois Uniform
 ---
Commercial Code and the UCP, the Illinois Uniform Commercial Code shall govern.

     2.8  Trustee in Bankruptcy; Receiver.  The Issuing Bank may
          -------------------------------
receive, accept and pay, as complying with the terms of any Letter of Credit, any Payment Demands, otherwise in order, which may be signed by the trustee in bankruptcy, or the receiver for any of the property of, a Beneficiary or any other successor by operation of law.

     2.9  Termination of Continuing L/C Agreement.  Effective upon
          ---------------------------------------
the termination of the Continuing L/C Agreement pursuant to paragraph 8 thereof, the Letter of Credit Commitment shall terminate and the Facility Fee shall be calculated upon the Letters of Credit Outstanding. Any termination of the Continuing L/C Agreement shall in no way affect any outstanding Letters of Credit, the Reimbursement Obligations or any other obligations and liabilities incurred hereunder, whether or not then due or payable.

SECTION 3.  FEES; LOAN ACCOUNT

     3.1  Fees.  In consideration of the Issuing Bank's issuance of
          ----
the Letters of Credit, the Company agrees to pay the Agent for the benefit of the Banks a facility fee (the "Facility Fee") equal to
                                          ------------
one tenth of one percent (.10%) per annum of (i) the Letter of Credit Commitment or (ii) the Letters of Credit Outstanding after the Expiration Date, or if earlier, in the event that the Continuing L/C Agreement has expired or been terminated as described in Section 2.9. In any case, such Facility Fee shall be
             -----------
payable in arrears on the last Business Day of each calendar quarter. The Facility Fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The Company shall also pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement (the "Agency Fee
Letter") between the Company and the Agent.        ----------
- ------

     3.2  Loan Account.  Principal, interest and all other sums
          ------------
owing to the Issuing Bank and the Banks hereunder shall be evidenced by entries in the respective books and records maintained by the Issuing Bank and each Bank. Each payment on and any other credits with respect to principal, interest and all other sums owing to the Issuing Bank and each Bank hereunder shall be evidenced by entries in such respective books and records. The failure to so record, or any error in so recording, any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder. The Company hereby agrees that such records shall be presumptive evidence of the amounts owed, absent manifest error on the part of the Issuing Bank or any Bank. The Issuing Bank and the Agent will provide the Company with written advices of credit and debit, together with quarterly summary statements, showing calculation of any amounts due.

SECTION 4.  PURCHASE AND SALE OF PARTICIPATIONS IN LETTERS OF
CREDIT

     On the terms and subject to the conditions of this Agreement, each Bank hereby purchases from the Issuing Bank, and the Issuing Bank hereby sells to each Bank, an undivided participation in and to each Letter of Credit and the Obligations of the Company under this Agreement with respect to each Letter of Credit equal to the proportion that the relevant Bank's Participation Commitment bears to the Letter of Credit Commitment; provided, however, that any
                                    --------  -------
interest accruing under Section 2.4 with respect to any payment or
                        -----------
disbursement made by the Issuing Bank under the outstanding Letter of Credit shall be for the account of the Issuing Bank, and not for the account of any Bank, unless and until the Issuing Bank shall have received funds from the Agent for the account of such Bank in an amount equal to such Bank's Pro Rata Share of such payment or disbursement pursuant to Section 5.1, it being understood and
                         -----------
agreed that any funds received by the Issuing Bank after 1:00 p.m., Chicago time, on any day shall for purposes of this proviso be deemed to have been received on the next succeeding Business Day. The Company and the Issuing Bank acknowledge and agree that, upon payment by a Bank of its Pro Rata Share of any payment or disbursement made by the Issuing Bank under any outstanding Letter of Credit honoring a demand for payment by a Beneficiary thereunder, such Bank: (a) will have an undivided ownership interest in the Company's Reimbursement Obligation with respect thereto, including interest accruing thereon, in the amount of its Pro Rata Share (a "Bank's Interest"); (b) will be a direct creditor of the Company, and not of the Issuing Bank, with respect to its Bank's Interest; (c) the Bank's Interest will constitute part of the Obligations of the Company to such Bank; and (d) may exercise all of its rights of payment (including offset) with respect to its Bank's Interest.

SECTION 5.  LETTER OF CREDIT OPERATIONS

     5.1  Letter of Credit Operations.
          ---------------------------

          (a)  Demand and Payment to Beneficiary.  The Issuing Bank
               ---------------------------------
     shall, promptly following its receipt thereof, examine all documents purporting to represent a Payment Demand by a Beneficiary under any outstanding Letter of Credit to ascertain that the same appear on their face to be in conformity with the terms and conditions of such outstanding Letter of Credit. If, after examination, the Issuing Bank shall have determined that a Payment Demand under such outstanding Letter of Credit does not conform to the terms and conditions of such outstanding Letter of Credit, the Issuing Bank shall, as soon as reasonably practicable, give notice to such Beneficiary to the effect that such Payment Demand was not in accordance with the terms and conditions of such outstanding Letter of Credit, stating the reasons therefor. Thereupon, such Beneficiary may attempt to correct any such non-conforming Payment Demand under such outstanding Letter of Credit if, and to the extent that, such Beneficiary is entitled (without regard to the provisions of this sentence) and able to do so. After determining that a Payment Demand under such outstanding Letter of Credit conforms to the terms and conditions thereof, the Issuing Bank shall make available to such Beneficiary, in immediately available funds (which shall be the Issuing Bank's own funds, and not funds of the Company on deposit with the Issuing Bank), the amount so demanded in accordance with the terms of such outstanding Letter of Credit. The Issuing Bank's obligation to honor a conforming Payment Demand under such outstanding Letter of Credit is a separate obligation of the Issuing Bank and is independent of the Company's obligations to the Issuing Bank with respect to such outstanding Letter of Credit including, without limitation, the Company's obligations under Sections
     2.4 and 2.5.                                        --------
     ---     ---

          (b)  Reimbursement by Banks.  In the event that any
               ----------------------
     failure by the Company to reimburse the Issuing Bank for any such payment or disbursement shall continue until noon, Chicago time on the Business Day immediately succeeding the day on which such reimbursement is required, the Issuing Bank shall prior to 1:00 p.m., Chicago time on such immediately succeeding Business Day send to the Agent a written notice (or if given by telecopier or telephone confirmed in writing promptly thereafter) demanding payment from each Bank of such Bank's Pro Rata Share of such unreimbursed payment or disbursement. After receiving such demand from the Issuing Bank, the Agent shall promptly (and, if the Agent receives such demand prior to 1:00 p.m. Chicago time on a Business Day, then no later than 4:00 p.m. Chicago time on such Business
     Day) send to each Bank a notice demanding payment of such Bank's Pro Rata Share of such payment or disbursement. On receipt of such notice from the Agent, each Bank shall, forthwith, make available to the Agent such Bank's Pro Rata Share of such unreimbursed payment or disbursement at the Agent's address specified in or for the purpose of this Agreement, in immediately available funds, before 10:00 a.m., Chicago time, on the Business Day immediately succeeding the day on which such demand by the Agent was made. On receipt of any such amount from a Bank, the Agent will promptly pay such amount to the Issuing Bank, and, provided that the Agent has received any such amount prior to 10:00 a.m. Chicago time on any Business Day, the Agent will pay such amount to the Issuing Bank prior to 1:00 p.m. Chicago time on such Business Day. Each Bank shall indemnify and hold harmless the Agent and the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Bank to provide, or from any delay in providing, the Agent and Issuing Bank with such Bank's Pro Rata Share of the amount of any payment or disbursement made by the Issuing Bank under any outstanding Letter of Credit in accordance with the provisions of this clause (b).
             ----------

          (c)  Obligations of Banks are Unconditional.  The
               --------------------------------------
     obligation of each Bank set forth in clause (b) of this
                                          ----------
     Section 5.1 to provide the Issuing Bank with such Bank's Pro
     -----------
     Rata Share of the amount of any payment or disbursement made by the Issuing Bank under any outstanding Letter of Credit honoring a Payment Demand made by a Beneficiary thereunder which conforms with the terms thereof, shall be absolute, unconditional and irrevocable under any and all circumstances whatsoever.

          (d)  Repayment of Banks following Reimbursement by the
               -------------------------------------------------
     Company.  If any Bank shall make a payment to the Issuing Bank
     -------
     under clause (b) of this Section 5.1 in respect of an amount
           ----------         -----------
     drawn under a Letter of Credit and the Issuing Bank shall thereafter receive any reimbursement for all or any part of such amount, as provided in Section 2.4, the Issuing Bank
                                 -----------
     shall hold any amounts so received in trust for the Issuing Bank and such Bank, and shall promptly pay such amounts to the Agent for distribution to the Issuing Bank and such Bank of its Pro Rata Share of such amounts. Any interest accrued on the amount drawn under such Letter of Credit and received by the Issuing Bank as provided in Section 2.4 shall be held by
                                     -----------
     the Issuing Bank in trust for the Issuing Bank and those Banks who have paid their Pro Rata Shares of such amounts and shall be promptly paid to the Agent for distribution to such Banks.

          (e)  Payment by Agent.  Unless the Agent shall have been
               ----------------
     notified by any party hereto (a "payor"), prior to the date on which such payor is obligated to make a payment hereunder to the Agent for the account of any other party hereto (a "payee"), that such payor does not intend to make such payment available to the Agent prior to the time when such payment is due, the Agent may assume that such payor has made such payment available to the Agent prior to the time when such payment is due and the Agent in its sole discretion may, but shall not be obligated to, make available to such payee a corresponding amount on such date. If such payment is not in fact made available to the Agent by such payor prior to the time on which it is due, the Agent shall be entitled to recover such corresponding amount on demand from such payor together with interest thereon, for each day from such date until the date such amount is paid to the Agent at the Federal

     Funds Rate (or, if the Company is the payor, at the rate set forth in Section 2.4). If such payor does not pay such
              -----------
     corresponding amount upon the Agent's demand, the Agent shall promptly notify such payee and such payee shall immediately repay such corresponding amount to the Agent with interest at the Federal Funds Rate. Nothing in this section shall be deemed to relieve any party from its obligation to make any payment hereunder or to prejudice any rights which any payee may have against any payor as a result of any default by such payor hereunder.

SECTION 6.  REPLACEMENT OF ISSUING BANK

     In the event that the Issuing Bank shall default in the performance of any of its obligations hereunder or under any Letter of Credit then, provided no Event of Default shall have occurred and be continuing, the Company may nominate another bank (the "Replacement Issuing Bank") to replace the Issuing Bank under this
 ------------------------
Agreement. Each such Replacement Issuing Bank must be approved in writing by the Agent and the Majority Banks, such approval not to be unreasonably withheld. Following such nomination and approval of a Replacement Issuing Bank, the parties hereto and such Replacement Issuing Bank will negotiate in good faith to amend this Agreement and the other L/C Documents so as to remove the Issuing Bank from its position as Issuing Bank hereunder and to substitute such Replacement Issuing Bank as Issuing Bank hereunder in place of the Issuing Bank, provided that: (i) nothing herein shall
                  -------------
prejudice the right of the Issuing Bank to receive payment of all amounts due to it hereunder up to and including the day on which it ceases to have any further obligations as Issuing Bank hereunder and under the Letters of Credit then outstanding, but the Issuing Bank shall not be entitled to any further payment as a condition of its ceasing to be the Issuing Bank hereunder; and (ii) nothing herein shall relieve or discharge the Issuing Bank from any obligation hereunder or under the Letters of Credit then outstanding unless (1) such obligation is expressly assumed by the Replacement Issuing Bank; and (2) the Company, the Agent and each Bank shall have consented in writing to such assumption and discharge.

SECTION 7.  PAYMENTS

     7.1  General Payment Procedures.  Except as otherwise
          --------------------------
provided in this Agreement, all payments to be made by the Company to the Agent, the Issuing Bank or any Bank hereunder shall be made to the Agent at its address specified in or for the purpose of this Agreement, for the account of the Agent, the Issuing Bank or such Bank, as the case may be, in immediately available funds. All payments to be made by the Company to the Issuing Bank in respect of payments made under or in respect of any outstanding Letter of Credit, including, without limitation, interest thereon pursuant to
Section 2.4, shall be made to the Issuing Bank by payment in
- -----------
immediately available funds into the Reimbursement Account. All payments out of the Reimbursement Account in respect of payments made under or in respect of the outstanding Letters of Credit (including, without limitation, interest thereon as aforesaid) shall be made (i) to the Issuing Bank solely for the account of the Issuing Bank, to the extent that the Issuing Bank has not theretofore been reimbursed therefor by the Banks and, (ii) to the extent that the Issuing Bank has been so reimbursed by the Banks, to the Issuing Bank for the account of the Issuing Bank and the Banks ratably in accordance with their respective Pro Rata Shares; provided, however, that each Bank shall be entitled to its Pro Rata
- --------  -------
Share of any payment in respect of such interest accrued on any day only if the Issuing Bank shall have received the amount of any such reimbursement due from such Bank prior to 1:00 p.m., Chicago time, on such day. The Issuing Bank shall promptly remit in immediately available funds to the Agent, for the account of each Bank, such Bank's share of all such payments received by the Issuing Bank for the account of such Bank.

     7.2  Payments to the Issuing Bank.  All amounts payable by the
          ----------------------------
Company to the Issuing Bank shall be made to the Reimbursement Account not later than noon, Chicago time, on the date due and funds received on any day after the time specified herein shall be deemed to have been received by the Issuing Bank on the next succeeding Business Day.

     7.3  Payment to Agent.  All amounts payable to the Agent by
          ----------------
the Company shall be made to the Agent at its address specified in or for the purpose of this Agreement not later than noon, Chicago time, on the date due and funds received after the time specified herein shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in immediately available funds (i) to the Issuing Bank all such payments received by the Agent for the account of the Issuing Bank and (ii) to each Bank such Bank's share of all such payments received by the Agent for the account of such Bank. Provided that the Agent has received any such amount from the Company for the account of the Issuing Bank or a Bank prior to noon, Chicago time, on any Business Day, the Agent will pay such amount to the Issuing Bank or such Bank, as the case may be, prior to 3:00 p.m., Chicago time, on such Business Day.

     7.4  Net Payments.  All payments by the Company of any amounts
          ------------
in respect of a payment or disbursement made by the Issuing Bank in respect of the outstanding Letters of Credit, including interest thereon, and in respect of all other amounts payable hereunder shall be made free of setoff or counterclaim and free and clear of and without withholding or deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authorities.

     7.5  Setoff.  Upon the occurrence of any Event of Default, the
          ------
Agent, the Issuing Bank and each Bank are hereby authorized at any time and from time to time without notice to the Company (any such notice being expressly waived by the Company), to the fullest extent permitted by law, to set off, to exercise any banker's lien or any right of attachment or garnishment and to apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by any of the Agent, the Issuing Bank or such Bank to or for the account of the Company against any and all of the obligations of the Company now or hereafter existing under or in connection with this Agreement, the other L/C Documents or the outstanding Letters of Credit. The rights of the Agent, the Issuing Bank and each Bank under this
Section 7.5 are in addition to and in augmentation of, and do not
- -----------
derogate from or impair, other rights and remedies (including, without limitation, other rights of setoff) which any such party may have.

SECTION 8.  INCORPORATION BY REFERENCE OF REPRESENTATION AND
WARRANTIES

     As of the date hereof and of any Issuance Date, the Company hereby makes all the representations and warranties contained in
Article 6 of the Credit Agreement (as modified by the statements
- ---------
set forth in Sections 5.2.1(a) and (b) therein) without giving effect to any future amendment or waiver after the date hereof, unless otherwise agreed to by the Majority Banks (the "Existing Credit Agreement"). All of such representations and warranties together with related definitions and ancillary provisions are incorporated into this Agreement by reference as if such terms were set forth in this Agreement in full, without regard to any expiration of any commitment thereunder and without regard to the final payment in full of any obligations of the Company thereunder. For purposes of this Agreement, the following terms in the Credit Agreement shall have the meanings specified below for purposes of this Agreement, including without limitation Sections 8, 9, and 11:
                                             ----------  -      --

          "Affiliate" means an Affiliate.
           ---------

          "Agreement" means this Agreement.
           ---------

          "Agent" means BofA, as the Agent.
           -----

          "Borrowing" means payment of a Payment Demand for which
           ---------
          a Reimbursement Obligation is created.

          "Company" means the Company.
           -------

          "Commitments" means the Letter of Credit
           -----------
          Commitment and each Participation Commitment.

          "Default" means an Event of Default or
           -------
          Unmatured Event of Default.

          "Effective Date" means the Effective Date.
           --------------

          "Event of Default" means an Event of Default
           ----------------
          under this Agreement and the Credit Agreement.

          "Lender" means the Banks.
           ------

          "Loan Document" means an L/C Document.
           -------------

          "Loan" means the Letters of Credit Outstanding
           ----
          and all fees under this Agreement and the other L/C Documents.

          "Obligations" means the Obligations under this
           -----------
          Agreement and the Credit Agreement.

          "Person" means a Person.
           ------

          "Required Lenders" mean the Majority Banks.
           ----------------

          "Responsible Officer" means a Responsible Officer.
           -------------------

          "Subsidiary" means a Subsidiary.
           ----------

SECTION 9.  INCORPORATION BY REFERENCE OF COVENANTS

     The Company covenants and agrees that, from and after the date hereof and thereafter until all obligations of the Company hereunder are paid in full and this Agreement is terminated, it shall:

          (a)  Reports.  Furnish to the Agent, the Issuing Bank and
               -------
     each Bank the deliveries set forth in Section 7.18 of the Existing Credit Agreement at the time required therein.

          (b)  Incorporation by Reference.  Duly keep, perform and
               --------------------------
     observe each and every covenant set forth in Article 7 of the
                                                  ---------
     Existing Credit Agreement. All of such covenants, together with related definitions and ancillary provisions, are hereby incorporated into this Agreement by reference, as if such terms were set forth in this Agreement in full, without regard to any termination of such Credit Agreement, without regard to any expiration of any commitment thereunder and without regard to the final payment in full of any obligations of the Company or any other person or entity thereunder. If an event is the subject of both a covenant incorporated herein by reference and another covenant set forth in this Agreement, the Company shall comply with the covenant which imposes on it the stricter requirement. To the extent that any covenant incorporated herein by reference is inconsistent with the other terms of this Agreement, the Agent, Issuing Bank and Banks shall not be deemed to have waived any rights hereunder by virtue of such inconsistency. If the Credit Agreement terminates, any commitment thereunder expires or any obligations of the Company thereunder are paid in full and any covenant incorporated herein by reference requires the Company to obtain the consent of any agent, lender or lenders, then, for the purpose of this Agreement, the Company shall be required to obtain the consent of the Agent, Issuing Bank and Majority Banks. The Reference to Notes in Section 7.11.1 of the Credit Agreement is a reference to the Reimbursement Obligations.

SECTION 10.  CONDITIONS PRECEDENT TO ISSUANCE OF LETTERS OF CREDIT

     10.1 Initial Letter of Credit.  The obligation of the Issuing
          ------------------------
Bank to issue Letters of Credit is subject to the satisfaction of each of the following conditions precedent:

          (a)  Default.  No Event of Default or Unmatured Event of
               -------
     Default shall have occurred and be continuing.

          (b)  Warranties.  The warranties contained in Section 8
               ----------                               ---------
     shall be true and correct.

          (c)  Certification.  The Company shall have delivered to
               -------------
     the Agent a certificate of the Company's president or chief financial officer as to the matters set out in Sections 10.1
     and 10.2.                                      -------------
         ----

          (d)  Delivery of Documents.  The Company shall have
               ---------------------
     delivered or caused to be delivered to the Agent (with a copy for each Bank):

               (i)  Resolutions, etc.  A copy, duly certified as of
                    ----------------
          the Effective Date by the Company's secretary or assistant secretary, of (v) the resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement and the issuance of Letters of Credit thereunder, (w) a true and correct copy of the Company's certificate of incorporation and all amendments as filed with the Secretary of State of its state of incorporation, (x) a true and correct copy of the Company's bylaws as in effect on the Effective Date,
          (y) all documents evidencing other corporate action, and
          (z) all approvals or consents, if any, with respect to this Agreement.

               (ii)  Company Incumbency.  A certificate of the
                     ------------------
          Company's secretary or assistant secretary, dated the Effective Date, certifying the names of the Company's officers authorized to sign this Agreement and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

               (iii)  Opinion.  An opinion of McDermott, Will &
                      -------
          Emery, counsel to the Company, addressed to the Agent and the Banks and dated the date of the Effective Date, in substantially the form of Exhibit C.
                                    ---------

          (e)  L/C Documents.  The Agent shall have received
               -------------
     counterparts of this Agreement and the Continuing L/C
     Agreement for each of the Banks duly executed by the Company.

          (f)  Fee Letter.  The Issuing Bank shall have a copy of
               ----------
     the Fee Letter duly executed by the Company.

          (g)  Agency Fee Letter.  The Agent shall have a copy of
               -----------------
     the Agency Fee Letter duly executed by the Company.

     10.2 All Issuances.  The obligation of the Issuing Bank to
          -------------
issue each Letter of Credit shall be subject to the satisfaction of each of the following conditions precedent:

          (a)  Default.  No Event of Default or Unmatured Event of
               -------
     Default shall have occurred and be continuing.

          (b)  Warranties.  The warranties contained in Section 8
               ----------                               ---------
     shall be true and correct in all material respects.

          (c)  Issuance Request.  The Issuing Bank shall have
               ----------------
     received an Issuance Request.

SECTION 11.  EVENTS OF DEFAULT AND REMEDIES

     11.1  Incorporation By Reference of Events of Default.  Each
           -----------------------------------------------
of the following shall constitute an Event of Default:

          (a)  Non-Payment of Reimbursement Obligation.  Default in
               ---------------------------------------
     the payment when due of a Reimbursement Obligation; or default, and continuance thereof for three Business Days, in the payment when due of any interest on any Reimbursement Obligation or any fee or other amount payable by the Company hereunder or under any other L/C Document.

          (b)  Event of Default under the Credit Agreement.  The
               -------------------------------------------
     occurrence of any "Event of Default" as defined and set forth in the Existing Credit Agreement shall constitute an Event of Default hereunder. All of such "Events of Default", together with related definitions and ancillary provisions, are hereby incorporated into this Agreement by reference, as if such terms were set forth in this Agreement in full, without regard to any termination of the Credit Agreement, without regard to any expiration of any commitment thereunder and without regard to the final payment in full of any obligations of the Company or any other person or entity thereunder. To the extent that any Event of Default incorporated herein by reference is inconsistent with the other terms of this Agreement, the Agent, Issuing Bank or Banks shall not be deemed to have waived any rights hereunder by virtue of such inconsistency. The reference to Article 5 in Section 8.1.2 of the Credit Agreement is also a reference to Section 10 of this Agreement.
                                      ----------

          (c)  Other.  Failure to comply with or to perform any
               -----
     covenant set forth in this Agreement (other than as set forth in Section 11.1(a) and 11.1(b)) and continuance thereof for 30
        ---------------     -------
     Business Days after the earlier of (x) notice thereof to the Company from the Agent, the Issuing Bank or any Bank or (y) a Responsible Officer becomes aware of such failure.

     11.2  Action if Event of Default.  If any Event of Default
           --------------------------
shall occur and be continuing, the Agent may, unless otherwise directed by the Majority Banks, and at the direction of the Majority Banks shall, at the same or different times, take one or more of the following actions:

          (a) declare the Letter of Credit Commitment to be terminated, whereupon the Letter of Credit Commitment (and each Bank's Participation Commitment) shall forthwith terminate; or

          (b)  enforce the Company's Reimbursement Obligations
     under Section 2.4; or
           -----------

          (c) declare, at one or more times, all or any part of the Stated Amount of the Letters of Credit to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company. Such payment shall be made in immediately available funds or in similar Cash Collateral acceptable to the Agent, pledged to the Agent for the benefit of the Banks. Any Cash Collateral shall be held by the Agent in a cash collateral account and shall be applied in the following order of priority: (i) the payment of any outstanding fees owing hereunder, (ii) the payment of any interest owing hereunder, (iii) payment of any outstanding Reimbursement Obligations (other than interest), (iv) payment of any other remaining Obligations hereunder, and (v) any remaining Cash Collateral shall be returned to the Company. The Company acknowledges and agrees that the Agent would not have an adequate remedy at law for failure by the Company to immediately pay the Issuing Bank the amount provided under this Section 11.2(c) and that the Agent shall have the right
          ---------------
     to require the Company to specifically perform such undertaking whether or not any drawings have been made under the Letter of Credit;

provided, however, that upon the occurrence of any bankruptcy Event
- --------  -------
of Default, the Letter of Credit Commitment (and each Bank's Participation Commitment) shall forthwith terminate, and all sums then owing by the Company hereunder and under each other L/C Document executed pursuant hereto shall become and be immediately due and payable without further action on the part of any Person and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

     Simultaneously with or promptly following the making of any such declaration, the Agent shall give notice thereof to the Company, the Issuing Bank, and each Bank, but failure to do so shall not impair the effect thereof. Upon such declaration, the Agent may, unless otherwise directed by the Majority Banks, and at the direction of the Majority Banks shall, proceed to execute independently, any rights or remedies available hereunder or under any applicable law.

SECTION 12.  THE AGENT AND THE BANKS

     12.1  Appointment and Authorization.  Each Bank hereby
           -----------------------------
irrevocably (subject to Section 12.9) appoints, designates and
                        ------------
authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other L/C Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other L/C Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other L/C Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other L/C Document or otherwise exist against the Agent.

     12.2 Delegation of Duties.  The Agent may execute any of its
          --------------------
duties under this Agreement or any other L/C Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     12.3 Liability of Agent.  None of the Agent-Related Persons
          ------------------
shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other L/C Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other L/C Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other L/C Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other L/C Document, or for any failure of the Company or any other party to any L/C Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other L/C Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     12.4 Reliance by Agent.
          -----------------

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other L/C Document unless it shall first receive such advice or concurrence of the Majority Banks or all Banks as applicable as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action unless the Agent has not acted in good faith, been grossly negligent or engaged in wilful misconduct in connection with any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other L/C Document in accordance with a request or consent of the Majority Banks or all Banks as applicable and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 10.1, each Bank that has
                             ------------
     executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Agent.

     12.5 Notice of Default.  The Agent shall not be deemed to have
          -----------------
knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of reimbursements, interest and fees required to be paid to the Agent for the account of the Banks and the Issuing Bank, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default as may be requested by the Majority Banks in accordance with Section 11.2; provided,
                                      ------------  --------
however, that unless and until the Agent has received any such
- -------
request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Banks.

     12.6 Credit Decision.  Each Bank acknowledges that none of the
          ---------------
Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other L/C Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     12.7 Indemnification.  Whether or not the transactions
          ---------------
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be
                         --------  -------
liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and any allocated costs of internal legal counsel to the Agent) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other L/C Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company; provided, however, that no Bank shall be
                       --------  -------
liable for the payment to the Agent-Related Persons of any portion of such costs or out-of-pocket expenses resulting solely from such Person's gross negligence or willful misconduct. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     12.8 Agent in Individual Capacity.  BofA and its Affiliates
          ----------------------------
may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to issuances and participation in of Letters of Credit, BofA (in the event that BofA becomes a Bank hereunder) shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     12.9 Successor Agent.  The Agent may, and at the request of
          ---------------
the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring

Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     12.10 Withholding Tax.
           ---------------

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United
          States withholding tax.

     Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including attorney costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

SECTION 13.  MISCELLANEOUS

     13.1 Special Terms Relating to Letters of Credit.
          -------------------------------------------

          (a)  Documentation.  Unless specified to the contrary in
               -------------
     any Application, any Letter of Credit or any amendment thereto, Company agrees that the Issuing Bank and its correspondents may receive and accept (a) as "bills of lading" any documents issued or purportedly issued by or on behalf of any carrier which acknowledges receipt of property for transportation, (b) either insurance policies or insurance certificates as documents of insurance, (c) the description of property contained in any invoice as sufficient and controlling against other descriptions contained in any bills of lading, insurance or other documents accepted, as long as such descriptions are not inconsistent with one another, (d) any document containing stamped, written, or typewritten provisions, whether or not signed and initialled, as if the same were placed with authority on the document at the time of its issuance by the carrier, other issuer, or one of their agents, (e) any items or documents otherwise in order, issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party who is authorized under the Letter of Credit to issue such items or other documents, as complying with the terms of the Letter of Credit and (f) documents which comply with the UCP or which comply with the laws, regulations, customs or usages of the place of shipment or negotiation/payment/acceptance, or both. The provisions of clause (e) above shall in no way be deemed to preclude the Beneficiary of any Letter of Credit from issuing and presenting items or documents under the terms of such Letter of Credit.

          In the event that, at Company's request, some of the documents required under any Letter of Credit are forwarded directly to Company or any other party designated by Company, or the Issuing Bank, at Company's request, releases or consents to the release of some or all of the property shipped under any Letter of Credit prior to the presentation of the relative Payment Demand, Company agrees to pay the Issuing Bank on demand the amount of any claim made against the Issuing Bank by reason thereof and authorizes the Issuing Bank to honor such Payment Demand when it is presented regardless of whether or not such item or any document which may accompany it complies with the terms of such Letter of Credit. In case of the Issuing Bank's issuance of a carrier indemnity for Company's account, the Issuing Bank is authorized to retain original bills of lading for delivery to the shipping company to secure the release of the Issuing Bank's indemnity.

          (b)  Risks.  Company agrees that any action or omission
               -----
     by it under or in connection with any Letter of Credit or any Payment Demand, documents or property shall, unless in breach of good faith, be binding on Company and shall not put the Issuing Bank under any resulting liability to Company unless Issuing Bank has not acted in good faith, been grossly negligent or engaged in wilful misconduct in connection with any such action or omission; Company will indemnify the Issuing Bank and each Bank and hold them harmless from and against each and every claim, demand, liability, loss, cost or expense (including, but not limited to, reasonable attorneys' fees and allocated costs of internal legal counsel) to which the Issuing Bank or any Bank may be subjected or which the Issuing Bank or any Bank may incur by reason of any such action or omission, or by reason of any action taken pursuant to this Agreement and any Application, unless in breach of good faith or due to the Issuing Bank's or any Bank's gross negligence or wilful misconduct. In no event shall the Issuing Bank or any Bank be liable for incidental, consequential or special damages.

          (c)  Discrepancies.  Company, or any Designated
               -------------
     Affiliate, as applicable, will promptly examine the copy of each Letter of Credit (and any amendments thereto) sent to Company by the Issuing Bank, as well as any and all instruments and documents delivered to Company or any Designated Affiliate from time to time, and, in the event Company or such Designated Affiliate has any claim of non-compliance with its instructions or of discrepancies or other irregularity, Company will promptly notify the Issuing Bank thereof by electronically transmitted instructions as agreed in the Continuing L/C Agreement, but in no event later than the end of the next Business Day, and Company will conclusively be deemed to have waived any such claim against the Issuing Bank unless such notice is given as stated above.

          (d)  Exculpation.  In addition to the exculpatory
               -----------
     provisions contained in the UCP, the Issuing Bank, or its correspondents and the Banks shall not be responsible to the Company for, and/or Company's obligation to reimburse the Issuing Bank shall not be affected by: (a) the time, place, manner, or order in which shipment is made, or partial or incomplete shipment or insurance of any property of any risk connected with insurance, delay in arrival or failure to arrive of any property or any relative documents, delay in giving or failure to give notice of arrival of goods or any other notice, (b) compliance with any laws, customs or regulations in effect in countries of negotiation or payment of such Letter of Credit, (c) failure of any Payment Demand to refer adequately to the relevant Letter of Credit, or failure of documents to accompany any Payment Demand at negotiation/ payment/acceptance, or failure of any person to note the amount of any Payment Demand on the reverse of the relevant Letter of Credit or to surrender or to take up such Letter of Credit or to forward required documents with any Payment Demand, unless required by the terms of the Letter of Credit itself, (d) any irregularity in connection with shipment, including any default, oversight or fraud by the shipper and/or any others in connection with the property or documents or the shipment, non-shipment or transmittal thereof, (e) any failure to act by Issuing Bank or its agents or correspondents or refusal by the Issuing Bank or its agents or correspondents to honor any Payment Demand because of any applicable law, regulation or ruling of any governmental agency (domestic or foreign) whether now or hereafter in effect, or (f) the identity of any transferee of a Letter of Credit or the sufficiency of the transfer if any Letter of Credit is transferable.

          (e)  Regulatory Compliance.  Company hereby certifies
               ---------------------
     that the merchandise to be shipped under any Letter of Credit will not be prohibited under the Foreign Assets Control Regulations of the United States Treasury Department and that any importation covered by any Letter of Credit will conform in every material respect with all existing United States government regulations.

     13.2 No Waiver; Modifications in Writing.
          -----------------------------------

          (a) No failure or delay on the part of the Agent, the Issuing Bank or any Bank in exercising any right, power or remedy hereunder, and no course of dealing between the Company, on the one hand and the Agent, the Issuing Bank or any Bank, on the other, shall operate as a waiver of any such right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Agent, the Issuing Bank or any Bank at law, in equity or otherwise.

          (b) No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, or any other document executed pursuant hereto, nor consent to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Majority Banks; provided, however, that no such amendment,
                     --------  -------
     modification, supplement, termination, waiver or consent, as the case may be, which has the effect of (i) reducing the rate or amount, or extending the stated maturity or due date, of any sum payable by the Company to the Agent, the Issuing Bank or any Bank hereunder or under any document executed pursuant hereto, or (ii) increasing the amount, or extending the stated expiration or termination date, of the Letter of Credit Commitment or any Bank's Participation Commitment, or (iii) changing this Section 13.2 or the definitions of the terms
                   ------------
     "Event of Default", "Letter of Credit Commitment", "Majority Banks", "Participation Commitment" or "Pro Rata Share", or
     (iv) releasing any collateral from any security interest granted hereunder or (v) changing any condition that requires the consent or approval of all the Banks, shall be effective unless the same shall be signed by or on behalf of the Agent, the Issuing Bank and the Banks; provided, further that no such
                                     --------  -------
     amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of (x) increasing the duties or obligations of the Agent hereunder, or (xi) increasing the standard of care or performance required on the part of the Agent hereunder, or (xii) reducing or eliminating the indemnities or immunities to which the Agent is entitled hereunder (including, without limitation, any amendment or modification of this Section 13.2), shall be
                                           ------------
     effective unless the same shall be signed by or on behalf of the Agent.

          (c)  Any waiver pursuant to this Section 13.2 shall not
                                           ------------
     affect the obligations of the Company or the rights of the Issuing Bank, the Banks or the Agent under any provision of this Agreement or any other documents, except to the extent set forth in this Section 13.2 and in such waiver. Any waiver
                       ------------
     of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     13.3 Further Assurances.  The Company agrees to do such
          ------------------
further acts and things and to execute and deliver to the Agent such additional assignments, agreements, powers and instruments, as the Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agent its rights, powers and remedies hereunder.

     13.4 Notices, Etc.
          ------------

          (a) Except where telephonic instructions or notices are authorized herein to be given, all notices, demands instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid Telex or by telecopier, or by prepaid courier, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered (in the case of personal delivery or by telex or telecopier) or sent to the intended recipient thereof (or in the case of
     (i) any notice which is sent by mail, five days after the deposit thereof, postage prepaid, in the mail and (ii) any notice which is sent through a public courier company, on the next Business Day after the day on which such notice is delivered to such courier company) in each case in accordance with the provisions of this Section 13.4. Unless otherwise
                                 ------------
     specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13.4, notices, demands,
                                  ------------
     instructions and other communications in writing shall be given to or made upon any party at its address (or to its telex or telecopier numbers) indicated next to its signature on the signature pages hereof and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such Person next to its signature on the signature pages hereof, or to such address, telex, telecopier or telephone number from time to time notified by any recipient to the other parties hereto.

          (b) Anything herein to the contrary notwithstanding, any notice from the Company pursuant to clause (a) of Section 2.1
                                         ----------    -----------
     hereof shall be effective, for purposes of this Agreement, only when actually received by all Persons to whom such notices are required to be sent or given.

     13.5 Costs, Expenses and Taxes.  The Company agrees to pay all
          -------------------------
costs and expenses of the Agent in connection with the negotiation, preparation, reproduction, execution and delivery of this Agreement and each other document executed pursuant hereto or thereto, any amendments or modifications of (or supplements to) any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including the reasonable fees and out-of-pocket expenses of Mayer, Brown & Platt, counsel to the Agent, and the reasonable allocated cost of Agent's internal legal counsel and out-of-pocket expenses of internal counsel relative thereto. The Company further agrees to pay all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), if any, of the Issuing Bank, each Bank and the Agent in connection with the enforcement of this Agreement or any other document, other than amendments or renewals executed pursuant hereto or thereto or in connection herewith or therewith (other than reasonable attorneys' fees and expenses incurred by the Agent and the reasonable allocated cost and expenses of Agent's internal legal counsel). In addition, the Company shall pay any and all stamp or transfer taxes and other Relevant Taxes payable or determined to be payable in connection with the execution and delivery or enforcement of this Agreement or any other documents executed pursuant hereto or thereto and agrees to save and hold harmless each party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Relevant Taxes.

     13.6 Indemnity.  The Company shall pay and indemnify and hold
          ---------
harmless the Agent, the Issuing Bank and each Bank, and their respective officers, directors, shareholders, employees, agents and servants (herein called the "Indemnified Parties") from and
                             -------------------
against, any and all losses, liabilities (including liabilities for penalties and any liabilities which may arise or be created by its acceptance of telecommunication instructions in connection with any Letter of Credit, including, but not limited to, telephonic instructions in connection with any waiver of discrepancies), actions, suits, judgments, demands, damages, costs or expenses including, without limitation, reasonable attorneys' fees and expenses (herein called the "Indemnified Liabilities") of any
                             -----------------------
nature arising from or relating to this Agreement or any other document executed pursuant hereto or thereto, except that notwithstanding anything herein to the contrary, no Indemnified Party shall be entitled to indemnification under this Section 13.6
                                                      ------------
for any loss, liability, action, suit, judgment, demand, damage, cost or expense which is caused by such Indemnified Party's bad faith or gross negligence, willful misconduct or breach of good faith. If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Party or any other Person indemnified or intended to be indemnified pursuant to this
Section 13.6, the Company, to the extent and in the manner directed
- ------------
by the Agent or the relevant Indemnified Party, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Company (which counsel shall be satisfactory to the Person or Persons indemnified or intended to be indemnified). If and to the extent that the foregoing provisions of this Section 13.6 may be unenforceable for
                             ------------
any reason, the Company hereby agrees to make the maximum contribution to payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     13.7 Survival of Obligations.  The obligations of the Company
          -----------------------
under Sections 13.5, 13.6, and 13.16 shall survive the termination
      -------------  ----      -----
of this Agreement and the discharge of the Company's other
Obligations hereunder.

     13.8 Binding Effect; Assignment.  This Agreement shall be
          --------------------------
binding upon, and inure to the benefit of, the Company, the Issuing Bank, each Bank and the Agent, and their respective successors and assigns; provided, however, that the Company may not assign its
         --------  -------
rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Agent, the Issuing Bank and each Bank. The Banks and the Issuing Bank may assign all or a part of their respective interests in this Agreement in accordance with Section 13.9.
     ------------

     13.9  Assignments, Participations, etc.
           --------------------------------

          (a) Any Bank may, with the written consent of the Company (other than during the existence of an Event of Default) and the Agent, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the
     ----------
     Participation Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000;

     provided, however, that the Company and the Agent may continue
     --------  -------
     to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such Bank and such Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit D
                                              ---------
     ("Assignment and Acceptance") and (iii) the assignor Bank or
       -------------------------
     Assignee has paid to the Agent a processing fee in the amount of $2,000.

          (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under this Agreement and the other L/C Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other L/C Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the L/C Documents.

          (c) Immediately upon each Assignee's or assignor Bank's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Participation Commitments arising therefrom. The Participation Commitment allocated to each Assignee shall reduce such Participation Commitment of the assigning Bank pro
                                                                ---
     tanto.
     -----

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in the
                 -----------
     Participation Commitments of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other L/C Documents; provided, however, that (i) the
                          --------  -------
     originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations,
     (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other L/C Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other L/C Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 13.2. In the case
                      ----- -------    ------------
     of any such participation, the Participant shall not have any rights under this Agreement, or any of the other L/C Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amounts of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other L/C Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other L/C Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to such Bank; provided,
                                                    --------
     however, that any Bank may disclose such information (A) at
     -------
     the request or pursuant to any requirement of any governmental authority to which such Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party;
     (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other L/C Document; (F) to such Bank's independent auditors or attorneys and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

          (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve
     Bank in accordance with Regulation A of the Federal Reserve
     Board or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     13.10     Waiver of Jury Trial.  THE COMPANY, THE ISSUING
               --------------------
BANK, EACH OF THE BANKS AND THE AGENT EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY INSTRUMENT EXECUTED PURSUANT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OR ANY SUCH PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, THE ISSUING BANK AND EACH BANK TO ENTER INTO THIS AGREEMENT.

     13.11 Liability of the Issuing Bank.  The Company hereby
           -----------------------------
assumes all risks of the acts or omissions of any Beneficiary with respect to its use of any Letter of Credit. Except as otherwise expressly provided herein, neither the Issuing Bank, any Bank nor any of their respective officers or directors shall be liable or responsible for (i) the use which may be made of any Letter of Credit or for any acts or omissions of a Beneficiary and any transferee in connection therewith; (ii) the validity or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respect invalid, fraudulent or forged provided each Payment Demand examined by the Issuing Bank appears on its face to be in compliance with the terms of the relevant Letter of Credit, or (iii) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit. The Company shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which were caused by the Issuing Bank's willful misconduct, gross negligence, or breach of good faith in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit.
In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, unless the Issuing Bank has knowledge of such information.

     13.12 Severability.  Any provision of this Agreement which is
           ------------
prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     13.13 Governing Law.  This Agreement and each other document
           -------------
executed pursuant hereto shall be governed by, and construed in accordance with, the law of the State of Illinois.

     13.14 Headings.  Section headings in this Agreement are
           --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     13.15 Counterparts.  This Agreement may be executed in any
           ------------
number of counterparts, each of which shall be deemed to be an original and shall be binding upon the parties, their successors and permitted assigns.

     13.16 Reserve and Capital Requirements.  If any change in, or
           --------------------------------
the introduction, application, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, note, directive, decision, request, treaty or guideline (whether or not having the force of law) of any court, central bank, regulator or other governmental authority (x) affects or would affect the amount of capital required or expected to be maintained by any Bank or the Issuing Bank or any Person controlling such Bank or the Issuing Bank, or (y) imposes any reserve, special deposit, or similar requirements or any similar restrictions, which would materially increase the costs, or would, as a consequence of its Participation Commitment made by such Bank, reduce the rate of return on its capital (the "Rate of Return")
                                               --------------
below that which such Bank or such controlling Person could have achieved but for the occurence of any such circumstance, to the Issuing Bank, such Bank, or any Person controlling such Bank, of continuing or participating in a Letter of Credit financing hereunder or materially affect the profitability (on an after-tax basis) to the Issuing Bank of a Letter of Credit transaction contemplated hereby, then the Issuing Bank or such Bank may give thirty days' written notice thereof to the Company and of the additional costs, or loss or prospective loss of profitability, or reduction in the Rate of Return, resulting therefrom. Upon such notice the Company shall compensate the Issuing Bank, such Bank or any Person controlling such Bank, for all additional costs, or for any loss of profit or reduction in the Rate of Return, accruing to the Issuing Bank or such Bank, or any Person controlling such Bank, from and including the date of such imposition, application or holding to but not including the expiration of all Letters of Credit. A statement of such Bank as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused it to be executed and delivered by their duly authorized officers, all as of the day and year first above written.

                                   KELLWOOD COMPANY

                                   By: /s/ R. D. Joseph
                                      --------------------------------
                                   Title: Roger D. Joseph, Vice
                                         -----------------------------
                                                President Treasurer
                                   Address: 600 Kellwood Parkway
                                            Chesterfield, MO 63017

                                   Telecopy: (314) 576-3388


                                   BANK OF AMERICA N.T. & S.A.,
                                   as Agent

                                   By: /s/ Doris v. G. Bergum
                                      --------------------------------
                                   Title: Vice President
                                         -----------------------------
                                   Address:  1455 Market Street
                                             12th Floor
                                             San Francisco, CA 94103

                                   Telecopy:  (415) 622-4894


                                   BANK OF AMERICA ILLINOIS, as
                                   Issuing Bank


                                   By: /s/ Dennis Dubois
                                      --------------------------------
                                   Title: Vice President
                                         -----------------------------
                                   Address:  231 South LaSalle Street
                                             Chicago, Illinois 60697

                                   Telecopy:  (312) 987-5833

                                   By: /s/ Kevin P. Morrison
                                   Title: AVP

Participation Commitment           BANKS
- ------------------------

$50,000,000                        BANK OF AMERICA ILLINOIS, as Bank

                                   By: /s/ M. Kathleen McVay
                                      --------------------------------
                                   Title: Authorized Officer
                                         -----------------------------

                                   Address:  231 South LaSalle Street
                                             Chicago, Illinois 60697

                                   By: /s/ Kevin P. Morrison, AVP


$15,000,000                        CHEMICAL BANK

                                   By: /s/ Daniel M. Tulloch
                                      --------------------------------
                                   Title: Vice President
                                         -----------------------------

                                   Address: 111 West 40th Street
                                            10th Floor
                                            New York, NY  10018


$15,000,000                        THE BANK OF NEW YORK

                                   By: /s/ Natalie Egleston
                                      --------------------------------
                                   Title: Vice President
                                         -----------------------------

                                   Address: One Wall Street
                                            19th Floor
                                            New York, NY  10286


$10,000,000                        MERCANTILE BANK OF ST. LOUIS
                                   NATIONAL ASSOCIATION

                                   By: /s/ Elizabeth W. Vahlkamp
                                      --------------------------------
                                   Title: Banking Officer
                                         -----------------------------

                                   Address: 8th & Locusts Streets
                                            St. Louis, MO  63166


$10,000,000                        SOCIETE GENERALE

                                   By: /s/ Seth Asofsky
                                      --------------------------------
                                   Title: Vice President
                                         -----------------------------

                                   Address: 181 West Madison St.
                                            Chicago, IL  60602

                          TABLE OF CONTENTS
                          -----------------
SECTION                                                         PAGE
- -------                                                         ----
SECTION 1.  DEFINITIONS; FINANCIAL TERMS . . . . . . . . . . . .   1

     1.1    Definitions. . . . . . . . . . . . . . . . . . . . .   1
     1.2    Financial Terms. . . . . . . . . . . . . . . . . . .   6

SECTION 2.  LETTERS OF CREDIT. . . . . . . . . . . . . . . . . .   6

     2.1    Issuance Requests. . . . . . . . . . . . . . . . . .   6
     2.2    Issuances and Extensions . . . . . . . . . . . . . .   8
     2.3    Expenses . . . . . . . . . . . . . . . . . . . . . .   8
     2.4    Letter of Credit Drawings. . . . . . . . . . . . . .   8
     2.5    Unconditional Reimbursement Obligations. . . . . . .   9
     2.6    Correspondence at Company's Risk . . . . . . . . . .   9
     2.7    Law Governing the Letters of Credit. . . . . . . . .   9
     2.8    Trustee in Bankruptcy; Receiver. . . . . . . . . . .  10
     2.9    Termination of Continuing L/C Agreement. . . . . . .  10

SECTION 3.  FEES; LOAN ACCOUNT . . . . . . . . . . . . . . . . .  10

     3.1    Fees . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.2    Loan Account . . . . . . . . . . . . . . . . . . . .  10

SECTION 4.  PURCHASE AND SALE OF PARTICIPATIONS IN
            LETTERS OF CREDIT. . . . . . . . . . . . . . . . . .  11

SECTION 5.  LETTER OF CREDIT OPERATIONS. . . . . . . . . . . . .  11

     5.1    Letter of Credit Operations. . . . . . . . . . . . .  11
            (a)  Demand and Payment to Beneficiary . . . . . . .  11
            (b)  Reimbursement by Banks  . . . . . . . . . . . .  12
            (c)  Obligations of Banks are
                 Unconditional . . . . . . . . . . . . . . . . .  13
            (d)  Repayment of Banks following Reimbursement by
                 the Company . . . . . . . . . . . . . . . . . .  13
            (e)  Payment by Agent. . . . . . . . . . . . . . . .  13

SECTION 6.  REPLACEMENT OF ISSUING BANK. . . . . . . . . . . . .  14

SECTION 7.  PAYMENTS . . . . . . . . . . . . . . . . . . . . . .  14

     7.1    General Payment Procedures . . . . . . . . . . . . .  14
     7.2    Payments to the Issuing Bank . . . . . . . . . . . .  15
     7.3    Payment to Agent . . . . . . . . . . . . . . . . . .  15
     7.4    Net Payments . . . . . . . . . . . . . . . . . . . .  15
     7.5    Setoff . . . . . . . . . . . . . . . . . . . . . . .  16



SECTION 8.  INCORPORATION BY REFERENCE OF
            REPRESENTATION AND WARRANTIES. . . . . . . . . . . .  16

SECTION 9.  INCORPORATION BY REFERENCE OF COVENANTS. . . . . . .  17

SECTION 10. CONDITIONS PRECEDENT TO ISSUANCE OF
            LETTERS OF CREDIT. . . . . . . . . . . . . . . . . .  18

     10.1   Initial Letter of Credit . . . . . . . . . . . . . .  18
            (a)  Default . . . . . . . . . . . . . . . . . . . .  18
            (b)  Warranties. . . . . . . . . . . . . . . . . . .  18
            (c)  Certification . . . . . . . . . . . . . . . . .  18
            (d)  Delivery of Documents . . . . . . . . . . . . .  18
            (e)  L/C Documents . . . . . . . . . . . . . . . . .  19
            (f)  Fee Letter. . . . . . . . . . . . . . . . . . .  19
            (g)  Agency Fee Letter . . . . . . . . . . . . . . .  19
     10.2   All Issuances. . . . . . . . . . . . . . . . . . . .  19
            (a)  Default . . . . . . . . . . . . . . . . . . . .  19
            (b)  Warranties. . . . . . . . . . . . . . . . . . .  19
            (c)  Issuance Request. . . . . . . . . . . . . . . .  19

SECTION 11. EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . .  19

     11.1   Incorporation By Reference of Events of Default. . .  19
            (a)  Non-Payment of Reimbursement Obligation . . . .  19
            (b)  Event of Default under the Credit Agreement . .  19
            (c)  Other . . . . . . . . . . . . . . . . . . . . .  20
     11.2   Action if Event of Default . . . . . . . . . . . . .  20

SECTION 12. THE AGENT AND THE BANKS. . . . . . . . . . . . . . .  21

     12.1   Appointment and Authorization. . . . . . . . . . . .  21
     12.2   Delegation of Duties . . . . . . . . . . . . . . . .  21
     12.3   Liability of Agent . . . . . . . . . . . . . . . . .  21
     12.4   Reliance by Agent. . . . . . . . . . . . . . . . . .  22
     12.5   Notice of Default. . . . . . . . . . . . . . . . . .  22
     12.6   Credit Decision. . . . . . . . . . . . . . . . . . .  23
     12.7   Indemnification. . . . . . . . . . . . . . . . . . .  23
     12.8   Agent in Individual Capacity . . . . . . . . . . . .  24
     12.9   Successor Agent. . . . . . . . . . . . . . . . . . .  24
     12.10  Withholding Tax. . . . . . . . . . . . . . . . . . .  24

SECTION 13. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . .  26

     13.1   Special Terms Relating to Letters of Credit. . . . .  26
            (a)  Documentation . . . . . . . . . . . . . . . . .  26
            (b)  Risks . . . . . . . . . . . . . . . . . . . . .  27
            (c)  Discrepancies . . . . . . . . . . . . . . . . .  28
            (d)  Exculpation . . . . . . . . . . . . . . . . . .  28
            (e)  Regulatory Compliance . . . . . . . . . . . . .  29
     13.2   No Waiver; Modifications in Writing. . . . . . . . .  29
     13.3   Further Assurances . . . . . . . . . . . . . . . . .  30

                                    ii

     13.4   Notices, Etc.. . . . . . . . . . . . . . . . . . . .  30
     13.5   Costs, Expenses and Taxes. . . . . . . . . . . . . .  31
     13.6   Indemnity. . . . . . . . . . . . . . . . . . . . . .  31
     13.7   Survival of Obligations. . . . . . . . . . . . . . .  32
     13.8   Binding Effect; Assignment . . . . . . . . . . . . .  32
     13.9   Assignments, Participations, etc.. . . . . . . . . .  32
     13.10  Waiver of Jury Trial . . . . . . . . . . . . . . . .  35
     13.11  Liability of the Issuing Bank. . . . . . . . . . . .  35
     13.12  Severability . . . . . . . . . . . . . . . . . . . .  35
     13.13  Governing Law. . . . . . . . . . . . . . . . . . . .  35
     13.14  Headings . . . . . . . . . . . . . . . . . . . . . .  36
     13.15  Counterparts . . . . . . . . . . . . . . . . . . . .  36
     13.16  Reserve and Capital Requirements . . . . . . . . . .  36

                          LIST OF EXHIBITS
                          ----------------
Exhibit A   Application for Irrevocable Documentary Letter of Credit
            (Commercial) (Section 1.1)

Exhibit B   Continuing Documentary Letter of Credit Agreement (Section
            1.1)

Exhibit C   Legal Opinion (Section 10.1(d)(iii))

Exhibit D   Form of Assignment and Acceptance

Exhibit E   List of Designated Affiliates

                                    iv